EXHIBIT 10.6

                AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

         This Amendment No. 1 to Securities Purchase Agreement (this "Amendment"), dated January 23, 2003, is made by and among Sun Network Group, Inc., a Florida corporation with its headquarters located at 5670 Wilshire Blvd., Suite 1300, Los Angeles, California 90036 (the "Company") and AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd. (formerly AJW/New Millennium Offshore, Ltd.) and AJW Qualified Partners, LLC (formerly Pegasus Capital Partners, LLC) (collectively, the "Investors").

         WHEREAS:

         The Company and the Investors are parties to that certain Securities Purchase Agreement, dated June 27, 2002 (the "Securities Purchase Agreement"); and

         The Company and the Investors desire to amend the Securities Purchase Agreement as set forth below.

         NOW, THEREFORE, the Company and the Investors hereby agree as follows:

1. Amendment of Section 4(l) of the Securities Purchase Agreement. Section 4(l) of the Securities Purchase Agreement is hereby amended and restated to read in its entirety as follows:

                  "(L) SUBSEQUENT INVESTMENT. The Company and the Buyers agree that, upon filing by the Company of the Registration Statement to be filed pursuant to the Registration Rights Agreement (the "FILING DATE"), the Buyers shall purchase additional debentures ("FILING DEBENTURES") in the aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000) and additional warrants (the "FILING WARRANTS") to purchase an aggregate of 250,000 shares of Common Stock, for an aggregate purchase price of Two Hundred Fifty Thousand Dollars ($250,000), with the closing of such purchase to occur within ten (10) days of the Filing Date; provided, however, that the obligation of each Buyer to purchase the Filing Debentures and the Filing Warrants is subject to the satisfaction, at or before the closing of such purchase and sale, of the conditions set forth in Section 7. The Company and the Buyers further agree that, upon the declaration of effectiveness of the Registration Statement to be filed pursuant to the Registration Rights Agreement (the "EFFECTIVE DATE"), the Buyers shall purchase additional debentures (the "EFFECTIVENESS DEBENTURES" and, collectively with the Filing Debentures, the "ADDITIONAL DEBENTURES") in the aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000) and additional warrants (the "EFFECTIVENESS WARRANTS" and, collectively with the Filing Warrants, the "ADDITIONAL WARRANTS") to purchase an aggregate of 250,000 shares of Common Stock, for an aggregate purchase price of Two Hundred Fifty Thousand Dollars ($250,000), with the closing of such purchase to occur within five (5) days of the Effective Date; provided, however, that the obligation of each Buyer to purchase the Effectiveness Debentures and the Effectiveness Warrants is subject to the satisfaction, at or before the closing of such purchase and sale, of the conditions set forth in Section 7; and, provided, further, that there shall not have been a Material Adverse Effect as of such effective date. The terms of the Additional Debentures and the Additional Warrants shall be identical to the terms of the Debentures and Warrants, as the case may be, to be issued on the Closing Date.

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The Common Stock underlying the Additional Debentures and the Additional
Warrants shall be Registrable Securities (as defined in the Registration Rights Agreement) and shall be included in the Registration Statement to be filed pursuant to the Registration Rights Agreement."

2. Amendment of Section 8(g) of the Securities Purchase Agreement. Section 8(g) of the Securities Purchase Agreement is hereby amended and restated to read in its entirety as follows:

                  "(G) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other; provided however, that subject to Section 2(f), any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company, and provided further, that the Buyers shall not assign this Agreement or any rights or obligations hereunder until the completion of the subsequent investment pursuant to Section 4(l) hereof."

3. Amendment of Section 8(i) of the Securities Purchase Agreement. Section 8(i) of the Securities Purchase Agreement is hereby amended and restated to read in its entirety as follows:

                  "(I) SURVIVAL. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyers for a period of two (2) years from the date that the subsequent investment is completed pursuant to
Section 4(l) hereof. The Company agrees to indemnify and hold harmless each of the Buyers and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred."

4. No Other Provisions or Documents Affected Hereby. This Amendment does not affect any other provisions of the Securities Purchase Agreement or the provisions of any other document entered into in connection with the transactions set forth therein.





                            [Signature Page Follows]

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         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

SUN NETWORK GROUP, INC.

/s/ T. Joseph Coleman
______________________________________
T. Joseph Coleman
President and Chief Executive Offer


AJW PARTNERS, LLC
By:  SMS Group, LLC

/s/ Corey S. Ribotsky
______________________________________
Corey S. Ribotsky
Manager


AJW OFFSHORE, LTD.
By:  First Street Manager II, LLC

/s/ Corey S. Ribotsky
______________________________________
Corey S. Ribotsky
Manager

AJW QUALIFIED, LLC
By:  AJW Manager, LLC

/s/ Corey S. Ribotsky
____________________________________
Corey S. Ribotsky
Manager

NEW MILLENNIUM CAPITAL PARTNERS, LLC
By:  First Street Manager II, LLC

/s/ Corey S. Ribotsky
____________________________________
Corey S. Ribotsky
Manager

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